                         RECEIVABLES PURCHASE AGREEMENT

                           DATED AS OF MARCH 31, 2000

                                      Among

                    P&L RECEIVABLES COMPANY, LLC, AS SELLER,

                   P&L COAL HOLDINGS CORPORATION, AS SERVICER,

                    INTERNATIONAL SECURITIZATION CORPORATION

                                       and

                     BANK ONE, NA, INDIVIDUALLY AND AS AGENT


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                         RECEIVABLES PURCHASE AGREEMENT

     This Receivables Purchase Agreement dated as of March 31, 2000 is among P&L Receivables Company, LLC, a Delaware limited liability company ("Seller"), P&L Coal Holdings Corporation, a Delaware corporation ("P&L"), as initial Servicer (the Servicer, together with Seller, the "Seller Parties" and each, a "Seller Party"), the entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the "Financial Institutions"), International Securitization Corporation ("Conduit") and Bank One, NA, as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                             PRELIMINARY STATEMENTS

     Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.

     Conduit may, in its absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

     In the event that Conduit declines to make any purchase, the Financial Institutions shall, at the request of Seller, purchase Purchaser Interests from time to time. In addition, the Financial Institutions have agreed to provide a liquidity facility to Conduit in accordance with the terms hereof.

     Bank One, NA has been requested and is willing to act as Agent on behalf of Conduit and the Financial Institutions in accordance with the terms hereof.

                                   ARTICLE I.

                              PURCHASE ARRANGEMENTS

     Section 1.1 Purchase Facility.

     (a) Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, Conduit may, at its option, instruct the Agent to purchase on behalf of Conduit, or if Conduit shall decline to purchase, except as otherwise provided in Section 1.2, the Agent shall purchase, on behalf of the Financial Institutions, Purchaser Interests from time to time in an aggregate amount not to exceed at such time the lesser of (i) the Purchase Limit and (ii) the aggregate amount of the Commitments during the period from the date hereof to but not including the Facility Termination Date.

     (b) Seller may, upon at least ten (10) Business Days' notice to the Agent, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

     Section 1.2 Increases. Seller shall provide the Agent with at least two (2) Business Days' prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (each, a "Purchase Notice"). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000) and date of purchase (which, in the case of any Incremental Purchase (after the initial Incremental Purchase hereunder), shall only be on a Settlement Date) and, in the case of an Incremental Purchase to be funded by the Financial Institutions, the requested Discount Rate and Tranche Period. Following receipt of a Purchase Notice, the Agent will determine whether Conduit agrees to make the purchase. If Conduit declines to make a proposed purchase, the Agent will promptly notify Seller of such fact, whereupon Seller may cancel the Purchase Notice or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interest will be made by the Financial Institutions. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, Conduit or the Financial Institutions, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of Conduit, the aggregate Purchase Price of the Purchaser Interests Conduit is then purchasing or (ii) in the case of a Financial Institution, such Financial Institution's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions are purchasing.

     Section 1.3 Decreases. Seller shall provide the Agent with prior written notice in conformity with the Required Notice Period (a "Reduction Notice") of any proposed reduction of Aggregate Capital from Collections or other funds of Seller. Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and
(ii) the amount of Aggregate Capital to be reduced (the "Aggregate Reduction") which shall be applied ratably to the Purchaser Interests of Conduit and the Financial Institutions in accordance with the amount of Capital (if any) owing to Conduit, on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably, based on their respective Pro Rata Shares), on the other hand. Only one (1) Reduction Notice shall be outstanding at any time.

     Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser, they shall be paid to the Agent, for the account of such Purchaser, at 1 Bank One Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent. Upon notice to Seller, the Agent may debit the Facility Account for all amounts due and payable hereunder. All computations of Yield at a LIBO Rate, per annum fees calculated as part of any CP Costs, and per annum fees hereunder and under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. All computations of Yield at the Prime Rate shall be made on the basis of a year of 365 (or, when appropriate, 366) days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

     Section 1.5 Extension of the Liquidity Termination Date. Provided that no Servicer Default, Potential Servicer Default, Amortization Event or Potential Amortization Event exists and is continuing, Seller may request an extension of the Liquidity Termination Date by submitting a request for an extension (each, an "Extension Request") to the Agent no more than 210 days prior to the Liquidity Termination Date then in effect. Each Extension Request must specify the new Liquidity Termination Date requested by Seller and the date (which must be at least 30 days after the Extension Request is delivered to the Agent) as of which the Agent and the Financial Institutions must respond to the Extension Request (the "Response Date"). The new Liquidity Termination Date shall be no more than 364 days after the Response Date, including the Response Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, the Agent shall notify the Financial Institutions of the contents thereof and shall request each Financial Institution to approve the Extension Request. Each Financial Institution approving the Extension Request shall deliver its written approval to the Agent no later than the Response Date, whereupon the Agent shall notify Seller within one (1) Business Day thereafter as to whether all of the Financial Institutions have approved the Extension Request. If any of the Financial Institutions have approved the Extension Request and Seller pays the Agent a fully earned and non-refundable extension fee of $2,500 (each, an "Extension Fee"), the Liquidity Termination Date specified in the Extension Request shall become effective on such Response Date for each such approving Financial Institution, and the Agent shall promptly notify Seller and the Purchasers of the new Liquidity Termination Date. If any Financial Institution does not agree to an Extension Request, the Liquidity Termination Date shall not be extended for such Financial Institution, and Seller shall have the right to require such Financial Institution to assign all, but not less than all, of its Commitment and outstanding Obligations by entering into an Assignment Agreement with one or more Purchasing Financial Institutions in accordance with the provisions of Section 12.1(b), to which the extended Liquidity Termination Date shall apply. Each such assignment to a Purchasing
Financial Institution shall become effective on the date set forth in the applicable Assignment Agreement, and subject to receipt of payment in full on such existing scheduled Liquidity Termination Date for all such Obligations, the non-extending Financial Institution shall make such assignments; provided that any expenses or other amounts which would be owing to such Financial Institution pursuant to any indemnification provision hereof shall be payable by the Seller as if the Seller had prepaid the Obligations owing to the assigning Financial Institution rather than such assigning Financial Institution having assigned its respective interests hereunder. If such an assignment is not consummated by the Liquidity Termination Date of the non-approving Financial Institutions, the Purchase Limit as of such Liquidity Termination Date shall be reduced by an amount equal to the aggregate Commitments of any Terminating Financial Institution(s) under Section 13.6 hereof.

                                  ARTICLE II.

                            PAYMENTS AND COLLECTIONS

     Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to the Agent when due, for the account of the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts payable to reduce the Purchaser Interests, if required, pursuant to
Section 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (viii) all Broken Funding Costs, (ix) all Extension Fees, and (x) all Default Fees (collectively, the "Obligations"). If Seller fails to pay any of the Obligations when due or if Servicer fails to make any deposit required to be made by it under this Agreement when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law.
If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Agent.

     Section 2.2 Collections Prior to Amortization. Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be paid to the Agent in accordance with this Agreement or reinvested as provided in this Section 2.2. If at any time any Collections are received by the Servicer prior to the Amortization Date, (i) the Servicer shall set aside the Termination Percentage (hereinafter defined) of Collections evidenced by the Purchaser Interests of each Terminating Financial Institution and (ii) Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make, simultaneously with such receipt, a reinvestment (each, a "Reinvestment") with that portion of the balance of each and every Collection received by the Servicer that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Financial Institutions), such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent's account the amounts set aside during the preceding calendar week that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1) first, to reduce unpaid CP Costs, Yield and other Obligations and second, to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions, applied ratably to each Terminating Financial Institution according to its respective Termination Percentage. If such Capital, CP Costs, Yield and other Obligations shall be reduced to zero, any additional Collections received by the Servicer
(i) if applicable, shall be remitted to the Agent's account no later than 11:00 a.m. (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date and (ii) any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date. Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the date of any assignment by Conduit pursuant to Section 13.6 (the "Termination Date") until such Terminating Financing Institution's Capital shall be paid in full.
This  ratable  portion  shall  be  calculated  on the  Termination  Date of each
Terminating Financial Institution as a percentage equal to its Purchaser Interest on such Termination Date (the "Termination Percentage"). Each Terminating Financial Institution's Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution's Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.

     Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, (a) if no Amortization Event or Servicer Default has occurred, that portion of such Collections equal to the aggregate of the Purchaser Interests then outstanding, and (b) if an Amortization Event or Servicer Default has occurred, all Collections received on such day and an additional amount of prior Collection for the payment of any accrued and unpaid Obligations owed by Seller and not previously paid by Seller in accordance with
Section 2.1. On and after the Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent (i) remit to the Agent's account the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Capital associated with each such Purchaser Interest and any other Aggregate Unpaids.

     Section 2.4 Application of Collections. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer shall distribute funds:

          first, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee,

          second, to the reimbursement of the Agent's costs of collection and enforcement of this Agreement,

          third, ratably to the payment of all accrued and unpaid fees under the Fee Letter, CP Costs and Yield,

          fourth, (to the extent applicable) to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage),

          fifth, for the ratable payment of all other unpaid Obligations, and sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in this Section 2.4, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

     Section 2.5 Payment Recission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus the Default Fee from the date of demand for any such recission, return or refunding.

     Section 2.6 Maximum Purchaser Interests. Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate 100%. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall pay to the Agent within one (1) Business Day an amount to be applied to reduce the Aggregate Capital (as allocated by the Agent), such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than 100%.

     Section 2.7 Clean Up Call. The Servicer shall have the right (after providing written notice to the Agent in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the original Purchase Limit, to purchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such purchase, payable in immediately available funds. Such purchase and sale shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.

                                  ARTICLE III.

                                 CONDUIT FUNDING

     Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by Conduit and funded substantially with related Pooled Commercial Paper.

     Section 3.2 CP Costs Payments. On the first Settlement Date after each CP Cost Billing Date, Seller shall pay to the Agent (for the benefit of Conduit) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of Conduit for the immediately preceding Accrual Period in accordance with Article II.

     Section 3.3 Calculation of CP Costs. On each CP Cost Billing Date, Conduit shall calculate the aggregate amount of CP Costs allocated to the Capital of Purchaser Interests for the applicable Accrual Period and shall notify Seller of such aggregate amount.

                                  ARTICLE IV.

                          FINANCIAL INSTITUTION FUNDING

     Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Prime Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Prime Rate. If the Financial Institutions acquire by assignment from Conduit any Purchaser Interest pursuant to Article XIII, each Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

     Section 4.2 Yield Payments. On the Yield Payment Date for each Purchaser Interest of the Financial Institutions, Seller shall pay to the Agent (for the benefit of the Financial Institutions) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period (or quarterly portion thereof if such Tranche Period is greater than 3 months) of each such Purchaser Interest in accordance with Article II.

     Section   4.3   Selection   and    Continuation    of   Tranche    Periods.

     (a) With  consultation  from the  Agent,  Seller  shall  from  time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions, provided that, if at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on the day specified in clause (A) of the definition of Settlement Date.

     (b) Seller, upon notice to the Agent received at least three (3) Business Days prior to the end of a Tranche Period (the "Terminating Tranche") for any Purchaser Interest, may, and the Agent, at any time during the occurrence and continuance of an Amortization Event, may (in which case Agent's direction shall control), in each case effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interest to be purchased on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of Conduit be combined with a Purchaser Interest of the Financial Institutions.

     Section 4.4 Financial Institution Discount Rates. Seller may select the LIBO Rate or the Prime Rate for each Purchaser Interest of the Financial Institutions. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. Until Seller gives notice to the Agent of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions by the Conduit pursuant to the terms and conditions hereof shall be the Prime Rate.

     Section 4.5 Suspension of the LIBO Rate

     (a) If any Financial Institution notifies the Agent that it has determined that (i) funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (ii) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (iii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require Seller to select the Prime Rate for any Purchaser Interest accruing Yield at such LIBO Rate; provided that before making any such suspension, the applicable Financial Institution shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different LIBO Rate lending office if the making of such designation would allow such Financial Institution or its LIBO Rate lending office to continue to fund its Pro Rata Share of the Purchaser Interests at a LIBO Rate and avoid the situations set forth in clauses (i)-(iii) in this Section 4.5(a).

     (b) If less than all of the Financial Institutions give a notice to the Agent pursuant to Section 4.5(a), each Financial Institution which gave such a notice shall be obliged, at the request of Seller, Conduit or the Agent, to assign all of its rights and obligations hereunder to (i) another Financial Institution or (ii) another funding entity nominated by Seller or the Agent that is acceptable to Conduit and willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that (i) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution's Pro Rata Share of the Capital and Yield owing to all of the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions, and (ii) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

     Section 5.1 Representations and Warranties of the Seller Parties. Each Seller Party hereby represents and warrants to the Agent and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

     (a) Existence and Power. Such Seller Party is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of its state of organization. Such Seller Party is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, as the case may be, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

     (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller's use of the proceeds of purchases made hereunder, are within its corporate or limited liability company, as applicable, powers and authority and have been duly authorized by all necessary corporate or limited liability company, as applicable, action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

     (c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate of incorporation or by-laws or, as applicable, certificate of formation or operating agreement, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (other than (A) as created under the Transaction Documents and (B) the pledge of the Subordinated Notes pursuant to the Credit Agreement and associated documents) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect, and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

     (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

     (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party's knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.

     (f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (g) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

     (h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to
Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

     (i) Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and the Collections and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed (or delivered to the Agent in form suitable for filing) all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security.

     (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed (or delivered to the Agent in form suitable for filing) all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.

     (k) Places of Business and Locations of Records. The principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with
Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Seller's Federal Employer Identification Number is correctly set forth on Exhibit III.

     (l) Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times since the Effective Date been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

     (m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since December 31, 1999, no event has occurred that would have a material adverse effect on the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller,
(B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

     (n) Names. In the past five (5) years, Seller has not used any limited liability company names, trade names or assumed names other than the name in which it has executed this Agreement.

     (o) Ownership of Seller. P&L owns, directly or indirectly, 100% of the issued and outstanding equity membership interests of Seller. Such membership interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

     (p) Not a Holding Company or an Investment Company. Such Seller Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

     (q) Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Seller represents and warrants that each Receivable, together with the Contract and Invoice related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract or Invoice is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

     (r) Compliance with Credit and Collection Policy. From and after the Effective Date, such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related
Invoice, and has not made any material change to the Credit and Collection Policy, except such material change as to which the Agent has been notified in accordance with Section 7.1(a)(vii).

     (s) Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement, the Receivables Contribution Agreement and, as applicable, the Receivables Sale Agreement does not jeopardize the true sale or true contribution analysis.

     (t) Enforceability of Invoices. Seller represents and warrants that each Invoice with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder (subject to adjustment, to the extent provided therein) and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (u) Eligible Receivables. Seller represents and warrants that each Receivable included in the Net Receivables Balance as an Eligible Receivable was, on the date of its contribution under the Receivables Contribution Agreement, an Eligible Receivable on such date.

     (v) Net Receivables Balance. Seller represents and warrants that Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.

     Section 5.2 Financial Institution Representations and Warranties. Each Financial Institution hereby represents and warrants to the Agent and Conduit that:

     (a) Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

     (b) No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.

     (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.

     (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                                  ARTICLE VI.

                             CONDITIONS OF PURCHASES

     Section 6.1 Conditions Precedent to Initial Incremental Purchase. The initial Incremental Purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such purchase those documents listed on Schedule B and (b) the Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

     Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each purchase of a Purchaser Interest (other than pursuant to Section 13.1) and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such purchase or Reinvestment, the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Weekly Reports and Monthly Supplements as and when due under Section 8.5; (b) the Facility Termination Date shall not have occurred; (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request prior thereto; and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

          (i) the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

          (ii) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute (A) in the case of an Incremental Purchase, an Amortization Event, a Potential Amortization Event, a Servicer Default or a Potential Servicer Default, and
     (B) in the case of a Reinvestment, an Amortization Event or a Servicer Default; and

          (iii) the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections that were applied to the affected Reinvestment.

                                  ARTICLE VII.

                                    COVENANTS

     Section 7.1 Affirmative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

     (a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

          (i) Annual Reporting. Within 90 days after the close of each of its fiscal years, an audit report on SEC Form 10-K for P&L and its consolidated Subsidiaries for such fiscal year, certified (without qualification as to scope or going concern) in a manner acceptable to the Agent by an independent public accounting firm of nationally recognized standing or otherwise reasonably acceptable to the Agent, and unaudited financial statements (which shall include a balance sheet, a statement of income and retained earnings and a statement of cash flows) for Seller for such fiscal year, certified in a manner reasonably acceptable to the Agent by Seller's treasurer or chief financial officer.

          (ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, a report on SEC Form 10-Q for P&L and its consolidated Subsidiaries for such fiscal quarter, and an unaudited balance sheet as at the close of each such period and unaudited statements of income, retained earnings and cash flows for Seller for the period from the beginning of such fiscal year to the end of such quarter, all certified by its treasurer or chief financial officer.

          (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of
     Exhibit V signed by Seller's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

          (iv) Shareholders/Members Statements and Reports. Promptly upon the furnishing thereof to the shareholders or members, as applicable, of such Seller Party copies of all financial statements, reports and proxy statements so furnished.

          (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which P&L or any of its Subsidiaries files with the Securities and Exchange Commission.

          (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or Conduit, copies of the same.

          (vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent's consent thereto, to the extent such Seller Party may lawfully provide the same.

          (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement, to the extent such Seller Party may lawfully provide the same.

     (b) Notices. Such Seller Party will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

          (i) Amortization Events, Servicer Defaults, Potential Amortization Events or Potential Servicer Defaults. The occurrence of each Amortization Event, each Servicer Default, each Potential Amortization Event and each Potential Servicer Default, by a statement of an Authorized Officer of such Seller Party.

          (ii) Judgment and Proceedings. (A) (1) The entry of any judgment or decree against the Servicer or any of its respective Subsidiaries (other than Seller) if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $25,000,000 after deducting (a) the amount with respect to which the Servicer or any such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and (b) the amount for which the Servicer or any such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Agent, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.

          (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Adverse Effect.

          (iv) Termination Date. The occurrence of (A) any Originator's "Sale Termination Date" under and as defined in the Receivables Sale Agreement and whether such Originator is a Material Originator, or (B) the
     "Termination Date" under and as defined in the Receivables Contribution Agreement.

          (v) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement evidencing (a) $25,000,000 or more of indebtedness pursuant to which Servicer is a debtor or an obligor or (b) $10,750 or more of indebtedness pursuant to which Seller is a debtor or an obligor, in each of the foregoing cases, the effect of which is to cause, or to permit any Person to cause, the acceleration of Indebtedness evidenced thereby.

          (vi) Downgrade of Servicer or any Originator. Any downgrade in the rating of any Indebtedness of Servicer or any Originator by Standard & Poor's Ratings Group or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

     (c) Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its corporate or limited liability company, as applicable, existence, rights, franchises and privileges in the jurisdiction of its incorporation or formation, as applicable, and qualify and remain qualified in good standing as a foreign corporation or foreign limited liability company, as applicable, in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

     (d) Audits. Such Seller Party will furnish to the Agent from time to time such information with respect to it and the Receivables as the Agent may reasonably request and to the extent it may lawfully do so. Such Seller Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice and at the sole cost of such Seller Party, permit the Agent, or its agents or representatives (and, to the extent it may do so under the Receivables Contribution Agreement and the Receivables Sale Agreement, shall cause P&L to permit, and cause each of the Originators to permit, the Agent or its agents or representatives): (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables, the Collections and the Related Security, including, without limitation, the related Invoices, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause
(i) above, and to discuss matters relating to such Person's financial condition or the Receivables, the Collections and the Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Invoices and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters. As of the date of this Agreement, it is the intention of the Agent to conduct audits pursuant to this
Section 7.1(d) semi-annually, but nothing herein shall be deemed to preclude more frequent audits if reasonably deemed necessary or advisable by the Agent.

     (e) Keeping and Marking of Records and Books.

          (i) The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

          (ii) Such Seller Party will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and (B) upon the request of the Agent following the occurrence of a Servicer Default or an Amortization Event: (x) mark each Invoice with a legend describing the Purchaser Interests and (y) deliver to the Agent all Invoices (including, without limitation, all multiple originals of any such Invoice) relating to the Receivables.

     (f) Compliance with Contracts, Invoices and Credit and Collection Policy. Such Seller Party will timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts and Invoices related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Invoice.

     (g) Performance and Enforcement of the Receivables Contribution Agreement and the Receivables Sale Agreement. Seller will perform each of its obligations and undertakings under and pursuant to the Receivables Contribution Agreement and Receivables Sale Agreement, as applicable, will acquire Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Contribution Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Contribution Agreement and the Receivables Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement or Receivables Contribution Agreement.

     (h) Ownership. Seller will take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement and contributed under the Receivables Contribution Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request).

     (i) Purchasers' Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from P&L and its other Affiliates. Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of P&L and any Affiliates thereof and not just a division of P&L or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

               (A) conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of P&L or any of its Affiliates other than Seller (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

               (B) compensate all employees, consultants and agents directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of P&L or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and P&L or such
          Affiliate, as applicable, on a basis that reflects the services rendered to Seller and P&L or such Affiliate, as applicable;

               (C) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of P&L or any of its Affiliates, Seller shall lease such office at a fair market rent;

               (D) have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;

               (E) conduct all transactions with P&L and its other Affiliates (including, without limitation, any delegation of P&L's obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and P&L or such other Affiliate on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

               (F) at all times have a Board of Directors consisting of not less than three (3) members, at least one member of which is an Independent Director;

               (G) observe all limited liability company formalities as a distinct entity, and ensure that all limited liability company actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or
          (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

               (H) maintain Seller's books and records separate from those of P&L and any other Affiliate thereof and otherwise readily identifiable as its own books and records rather than books and records of P&L and any other Affiliate thereof;

               (I) prepare its financial statements separately from those of P&L and its other Affiliates and insure that any consolidated financial statements of P&L or any Affiliate thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate legal entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

               (J) except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of P&L or any other Affiliate thereof (subject to the commingling of funds pursuant to the centralized cash management of P&L and its subsidiaries, to the extent permitted under the terms of the legal opinion referred to in clause (P) below) and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent hereunder) has the power to make withdrawals;

               (K) pay all of Seller's operating expenses from Seller's own assets (except for certain payments by P&L or other Persons pursuant to allocation arrangements that comply with the requirements of this
          Section 7.1(i));

               (L) operate its business and  activities  such that:  it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement, the Receivables Contribution Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, and (3) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

               (M) maintain its limited  liability company charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Formation or operating agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, this Section 7.1(i);

               (N) maintain its legal separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

               (O) maintain at all times the Required Capital Amount and refrain from making any dividend, distribution, redemption of membership interests or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

               (P) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Sidley & Austin, as counsel for Seller, in connection with the closing or initial Incremental Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

     (j) Collections. Such Seller Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank for deposit into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement.

     (k) Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Conduit, the Agent or any Financial Institution.

     (l) Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller's own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment. Seller will pay or cause to be paid, the premiums therefor. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Seller's obligations hereunder.

     Section 7.2 Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms:

     (a) Name Change, Offices and Records. Such Seller Party will not change its name, identity or corporate or limited liability company structure, as applicable (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least thirty (30) days' prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

     (b) Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

     (c) Modifications to Invoices and Credit and Collection Policy. Such Seller Party will not, and will enforce its rights under the Receivables Contribution Agreement and the Receivables Sale Agreement to not permit any Originator to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not, and will enforce its rights under the Receivables Contribution Agreement and the Receivables Sale Agreement to not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Invoice related thereto other than in accordance with the Credit and Collection Policy.

     (d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Invoice under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or P&L.

     (e) Net Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.

     (f) [reserved]

     (g) Restricted Junior Payments. Prior to the Facility Termination Date, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to have an excess of total assets (determined in accordance with GAAP) over total liabilities (determined in accordance with
GAAP) of at least the Required Capital Amount. On and after the Facility Termination Date, Seller will not make any Restricted Junior Payment unless and until all Aggregate Unpaids have been paid in full.

     (h) Receivables Sale Agreement and Receivables Contribution Agreement. Such Seller Party will not amend, restate, supplement or otherwise modify the Receivables Contribution Agreement or the Receivables Sale Agreement, as applicable, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or the Receivables Contribution Agreement, as applicable, or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent; provided that nothing herein shall impair the right of P&L to cease contributions under the Receivables Contribution Agreement at any time in its sole discretion.

     (i) Limitation on Fundamental Changes. Seller will not (i) enter into any merger, consolidation or amalgamation, or (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (iii) convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or (iv) make any material change in its limited liability company agreement.

                                 ARTICLE VIII.

                          ADMINISTRATION AND COLLECTION

     Section 8.1 Designation of Servicer.

     (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 8.1. P&L is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. At any time following the occurrence and during the continuance of a Servicer Default, the Agent may designate as Servicer any Person to succeed P&L or any successor Servicer.

     (b) P&L may delegate, and P&L hereby advises the Purchasers and the Agent that it has delegated, to PHC and the Originators, as sub-servicers of the Servicer, certain of its duties and responsibilities as Servicer hereunder in respect of the Receivables originated by Originators. Without the prior written consent of the Agent and the Required Financial Institutions, P&L shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) PHC and the Originators, and (ii) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. Neither PHC nor any Originator shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by P&L. If at any time the Agent shall designate as Servicer any Person other than P&L, all duties and responsibilities theretofore delegated by P&L to PHC and/or the Originators may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to P&L, PHC and the Originators.

     (c) Notwithstanding the foregoing subsection (b), so long as P&L or any of its Affiliates remains the Servicer hereunder, (i) P&L shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and
(ii) the Agent and the Purchasers shall be entitled to deal exclusively with P&L in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than P&L (so long as it is the Servicer) in order for communication to the Servicer and its sub-servicers or other delegates with respect thereto to be accomplished. P&L, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

     Section 8.2 Duties of Servicer.

     (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

     (b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

     (c) The Servicer shall administer, deposit and pay over the Collections in accordance with the procedures described herein and in Article II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

     (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off
Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of an Amortization Event, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

     (e) The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Invoices and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent following the occurrence and during the continuance of a Servicer Default, deliver or make available to the Agent all such Records at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received not constituting Collections or other proceeds of Receivables or Related Security. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

     (f) Any payment by an Obligor in respect of any indebtedness owed by it to P&L or any Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

     Section 8.3 Collection Notices. The Agent is authorized at any time to date and to deliver to the Collection Banks the Collection Notices; provided, however, that unless an Amortization Event or a Servicer Default exists and is continuing, the Agent shall give Seller at least two (2) Business Days' notice of its intention to deliver any Collection Notice(s). Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled (i) from and after delivery of the Collection Notices, to endorse Seller's name on checks and other instruments representing Collections, (ii) from and after the occurrence and during the continuance of an Amortization Event, to enforce the Receivables, the related Invoices and the Related Security and (iii) from and after the occurrence and during the continuance of an Amortization Event, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.

     Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer, P&L or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts or Invoices. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts or Invoices, nor shall any of them be obligated to perform the obligations of Seller.

     Section 8.5 Reports.  The Servicer  shall prepare and forward to the Agent:
(i) on Tuesday of each week hereafter and at such times as the Agent shall request, a Weekly Report, (ii) simultaneously with delivery of the Weekly Report on the third Tuesday of each month hereafter, commencing April 18, 2000, a Monthly Supplement and (iii) at such times as the Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables; provided, however, that if any Tuesday is not a Business Day, the Weekly Report and, if applicable, the Monthly Supplement, shall be due on Wednesday of that week.

     Section 8.6 Servicing Fees. In consideration of P&L's agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as P&L shall continue to perform as Servicer hereunder, Seller shall pay over to P&L a fee (the "Servicing Fee") on the first Business Day of each month, in arrears for the immediately preceding month, equal to 1.00% per annum of the average aggregate Outstanding Balance of all Receivables during such period, as compensation for its servicing activities.

                                  ARTICLE IX.

                               AMORTIZATION EVENTS

     Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

     (a) Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due and, for any such payment or deposit which is not in respect of Capital, such failure continues for one (1) Business Day, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and paragraph 9.1(e)) and such failure shall continue for three (3) consecutive Business Days.

     (b) Any representation, warranty, certification or statement made by Seller in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made.

     (c) Failure of Seller to pay any Indebtedness of $10,750 or more in aggregate amount when due; or the default by Seller in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Seller shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

     (d) (i) Seller shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against Seller seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) Seller shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

     (e) Seller shall fail to comply with the terms of Section 2.6 hereof.

     (f) As at the end of any Measurement Period:

          (i) the average of the Delinquency Trigger Ratios for the three Measurement Periods then most recently ended shall exceed (A) 3.80%, for the three Measurement Periods ended March 31, 2000, (B) 3.60%, for the three Measurement Periods ended April 30, 2000, (C) 3.40% for the three Measurement Periods ended May 31, 2000, and (D) 3.20% at any time thereafter,

          (ii) the average of the Past Due Trigger Ratios for the three Measurement Periods then most recently ended shall exceed 5.10%, or

          (iii) the average of the Dilution Ratios for the three Measurement Periods then most recently ended shall exceed 1.00%.

     (g) A Change of Control shall occur with respect to Seller.

     (h) One or more final judgments for the payment of money shall be entered against Seller on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

     (i) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller (subject to the exceptions set forth in Section 5.1(f)), or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables and the Related Security.

     Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to Seller under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, and (iv) notify Obligors of the Purchasers' interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE X.

                                 INDEMNIFICATION

     Section 10.1 Indemnities by the Seller Parties. Without limiting any other rights that the Agent or any Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Agent and each Purchaser and their respective assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's failure to comply with any of the obligations imposed on it under the Transaction Documents, excluding, however, in all of the foregoing instances under the preceding clauses (A) and
(B):

     (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

     (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

     (c) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject to the exclusions in clauses (a),
(b) and (c) above, Seller shall indemnify the Agent and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

          (i) any representation or warranty made by any Seller Party or P&L (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

          (ii) the failure by Seller, the Servicer or P&L to comply with any applicable law, rule or regulation with respect to any Receivable, Contract or Invoice, or the nonconformity of any Receivable, Contract or Invoice with any such applicable law, rule or regulation or any failure of P&L to keep or perform any of its obligations, express or implied, with respect to any Contract or Invoice;

          (iii) any failure of Seller, the Servicer or P&L to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

          (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with goods that are the subject of any Contract or Invoice or any Receivable;

          (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract or Invoice not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods related to such Receivable or the furnishing or failure to furnish such goods;

          (vi) the commingling of Collections of Receivables at any time with other funds;

          (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or P&L in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

          (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

          (ix) any Amortization Event described in Section 9.1(d);

          (x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from P&L, free and clear of any Adverse Claim (other than as created hereunder); or any failure of P&L to give reasonably equivalent value to any applicable Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void any transfer to P&L under the Receivables Sale Agreement or to Seller under the Receivables Contribution Agreement under statutory provisions or common law or equitable action;

          (xi) any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

          (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

          (xiii) any action or omission by any Seller Party which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable (other than such an action taken or omission made at the request of the Agent or any Purchaser or any action taken by the Servicer in accordance with the Credit and Collection Policy);

          (xiv) avoidance of any Incremental Purchase or Reinvestment hereunder under any statutory provision, the common law or any equitable action; and

          (xv) the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

Notwithstanding the foregoing, to the extent that any Indemnified Amounts arising under clauses (i) through (xv) above result from a misrepresentation, breach, action or omission by any Person other than Seller, Seller shall be obligated to pay such Indemnified Amounts only to the extent it receives a payment in respect of such amounts pursuant to the Receivables Contribution Agreement or the Receivables Sale Agreement.

     Section 10.2 Increased Cost and Reduced Return. If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.

     Section 10.3 Other Costs and Expenses. Seller shall pay to the Agent and Conduit on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of Conduit's auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for Conduit and the Agent (which such counsel may be employees of Conduit or the Agent) with respect thereto and with respect to advising Conduit and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent on demand any and all costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. Seller shall reimburse Conduit on demand for all other costs and expenses incurred by Conduit ("Other Costs"), including, without limitation, Seller's allocable share of the cost of auditing Conduit's books by certified public accountants, the cost of rating the Commercial Paper by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for Conduit or any counsel for any shareholder of Conduit with respect to advising Conduit or such shareholder as to matters relating to Conduit's operations, but in each case only to the extent allocated to Seller pursuant to Section 10.4.

     Section 10.4 Allocations. Conduit shall allocate the liability for Other Costs among Seller and other Persons with whom Conduit has entered into agreements to finance or purchase interests in receivables ("Other Sellers") based on the relative sizes of their respective purchase or financing facilities. If any Other Costs are attributable to Seller and not attributable to any Other Seller, Seller shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Sellers and not attributable to Seller, such Other Sellers shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article X shall be made by Conduit in its sole discretion and shall be binding on Seller and the Servicer.

                                  ARTICLE XI.

                                    THE AGENT

     Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints Bank One to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to execute each of the Uniform Commercial Code financing statements, the Intercreditor Agreement and each Collection Account Agreement on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

     Section 11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 11.3 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from Seller or a Purchaser.

     Section 11.4 Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Conduit or the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Conduit or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

     Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

     Section 11.6 Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

     Section 11.7 Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Financial Institution," "Purchaser," "Financial Institutions" and "Purchasers" shall include the Agent in its individual capacity.

     Section 11.8 Successor Agent. The Agent may, upon five days' notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

                                  ARTICLE XII.

                           ASSIGNMENTS; PARTICIPATIONS

     Section 12.1 Assignments.

     (a) Seller and each Financial Institution hereby agree and consent to the complete or partial assignment by Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Financial Institutions pursuant to Section 13.1 or, with the consent of Seller which shall not be unreasonably withheld or delayed, to any other Person, and upon such assignment, Conduit shall be released from its obligations so assigned. Further, Seller and each Financial Institution hereby agree that any assignee of Conduit of this Agreement or all or any of the Purchaser Interests of Conduit shall have all of the rights and benefits under this Agreement as if the term "Conduit" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Conduit hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

     (b) Any Financial Institution may at any time and from time to time assign to one or more Persons ("Purchasing Financial Institutions") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto ("Assignment Agreement") executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of Seller (which shall not be unreasonably withheld or delayed) and the Agent shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investor Service, Inc. and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or Conduit, an enforceability opinion in form and substance satisfactory to the Agent and Conduit. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.

     (c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investor Service, Inc. (each such Financial Institution, an "Affected Financial Institution"), such Affected Financial Institution shall be obliged, at the request of Conduit or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by the Agent and acceptable to Conduit, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.

     Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each, a
"Participant") participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions, its obligation to pay Conduit its Acquisition Amounts or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial
Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, Conduit and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution's rights and obligations under this Agreement. Each
Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).

                                 ARTICLE XIII.

                               LIQUIDITY FACILITY

     Section 13.1 Transfer to Financial Institutions. Each Financial Institution hereby agrees, subject to Section 13.4, that immediately upon written notice from Conduit delivered on or prior to the Liquidity Termination Date, it shall acquire by assignment from Conduit, without recourse or warranty, its Pro Rata Share of one or more of the Purchaser Interests of Conduit as specified by Conduit. Each such assignment by Conduit shall be made pro rata among all of the Financial Institutions, except for pro rata assignments to one or more Terminating Financial Institutions pursuant to Section 13.6. Each such Financial Institution shall, no later than 1:00 p.m. (Chicago time) on the date of such assignment, pay in immediately available funds (unless another form of payment is otherwise agreed between Conduit and any Financial Institution) to the Agent at an account designated by the Agent, for the benefit of Conduit, its Acquisition Amount. Unless a Financial Institution has notified the Agent that it does not intend to pay its Acquisition Amount, the Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to Conduit in reliance upon such assumption. Conduit hereby sells and assigns to the Agent for the ratable benefit of the Financial Institutions, and the Agent hereby purchases and assumes from Conduit, effective upon the receipt by Conduit of the Conduit Transfer Price, the Purchaser Interests of Conduit which are the subject of any transfer pursuant to this
Article XIII.

     Section 13.2 Transfer Price Reduction Yield. If the Adjusted Funded Amount is included in the calculation of the Conduit Transfer Price for any Purchaser Interest, each Financial Institution agrees that the Agent shall pay to Conduit the Reduction Percentage of any Yield received by the Agent with respect to such Purchaser Interest.

     Section 13.3 Payments to Conduit. In consideration for the reduction of the Conduit Transfer Prices by the Conduit Transfer Price Reductions, effective only at such time as the aggregate amount of the Capital of the Purchaser Interests of the Financial Institutions equals the Conduit Residual, each Financial Institution hereby agrees that the Agent shall not distribute to the Financial Institutions and shall immediately remit to Conduit any Yield, Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Capital of the Purchaser Interests of the Financial Institutions.

     Section 13.4 Limitation on Commitment to Purchase from Conduit. Notwithstanding anything to the contrary in this Agreement, no Financial Institution shall have any obligation to purchase any Purchaser Interest from Conduit, pursuant to Section 13.1 or otherwise, if:

          (i) Conduit shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Conduit or taken any corporate action for the purpose of effectuating any of the foregoing; or

          (ii) involuntary proceedings or an involuntary petition shall have been commenced or filed against Conduit by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Conduit and such proceeding or petition shall have not been dismissed.

     Section 13.5 Defaulting Financial Institutions. If one or more Financial Institutions defaults in its obligation to pay its Acquisition Amount pursuant to Section 13.1 (each such Financial Institution shall be called a "Defaulting Financial Institution" and the aggregate amount of such defaulted obligations being herein called the "Conduit Transfer Price Deficit"), then upon notice from the Agent, each Financial Institution other than the Defaulting Financial Institutions (a "Non-Defaulting Financial Institution") shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting Financial Institution's proportionate share (based upon the relative Commitments of the Non-Defaulting Financial Institutions) of the Conduit Transfer Price Deficit and (y) the unused portion of such Non-Defaulting Financial Institution's Commitment. A Defaulting Financial Institution shall forthwith upon demand pay to the Agent for the account of the Non-Defaulting Financial Institutions all amounts paid by each Non-Defaulting Financial Institution on behalf of such Defaulting Financial Institution, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Financial Institution until the date such Non-Defaulting Financial Institution has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%). In addition, without prejudice to any other rights that Conduit may have under applicable law, each Defaulting Financial Institution shall pay to Conduit forthwith upon demand, the difference between such Defaulting Financial Institution's unpaid Acquisition Amount and the amount paid with respect thereto by the Non-Defaulting Financial Institutions, together with interest thereon, for each day from the date of the Agent's request for such Defaulting Financial Institution's Acquisition Amount pursuant to Section 13.1 until the date the requisite amount is paid to Conduit in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%).

     Section 13.6 Terminating Financial Institutions.

     (a) If any Financial Institution has not already approved an Extension Request pursuant to Section 1.5 hereof, such Financial Institution hereby agrees to deliver written notice to the Agent not more than 30 Business Days and not less than 5 Business Days prior to the Liquidity Termination Date indicating whether such Financial Institution intends to renew its Commitment hereunder. If any Financial Institution fails to deliver such notice on or prior to the date that is 5 Business Days prior to the Liquidity Termination Date, such Financial Institution will be deemed to have declined to renew its Commitment (each Financial Institution which has declined or has been deemed to have declined to renew its Commitment hereunder, a "Non-Renewing Financial Institution"). The Agent shall promptly notify Conduit of each Non-Renewing Financial Institution and, unless such Non-Renewing Financial Institution's Commitment is assigned in accordance with Section 1.5, Conduit, in its sole discretion, may (A) to the extent of Commitment Availability, declare that such Non-Renewing Financial Institution's Commitment shall, to such extent, automatically terminate on the Liquidity Termination Date or (B) upon one (1) Business Days' notice to such Non-Renewing Financial Institution, assign to such Non-Renewing Financial Institution on a date specified by Conduit its Pro Rata Share of the aggregate Purchaser Interests then held by Conduit, subject to, and in accordance with,
Section 13.1. In addition, Conduit may, in its sole discretion, at any time (x) to the extent of Commitment Availability, declare that any Affected Financial Institution's Commitment shall automatically terminate on a date specified by Conduit unless prior to such date, another Financial Institution meeting the requirements of Section 12.1(b) has accepted an assignment of such Affected
Financial Institution's remaining Commitment or (y) assign to any Affected Financial Institution on a date specified by Conduit its Pro Rata Share of the aggregate Purchaser Interests then held by Conduit, subject to, and in accordance with, Section 13.1 (each Affected Financial Institution or each Non-Renewing Financial Institution is hereinafter referred to as a "Terminating Financial Institution"). The parties hereto expressly acknowledge that any declaration of the termination of any Commitment, any assignment pursuant to this Section 13.6 and the order of priority of any such termination or assignment among Terminating Financial Institutions shall be made by Conduit in its sole and absolute discretion.

     (b) Upon any assignment to a Terminating Financial Institution as provided in Section 13.6(a), any remaining Commitment of such Terminating Financial Institution shall automatically terminate unless it has been assigned to another Financial Institution in accordance with Section 12.1(b). Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.3) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a "Financial Institution" hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution.

                                  ARTICLE XIV.

                                  MISCELLANEOUS

     Section 14.1 Waivers and Amendments.

     (a) No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

     (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). Conduit, Seller and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

          (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution's Pro Rata Share (except pursuant to Sections 13.1 or 13.5) or any Financial Institution's Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Past Due Trigger Ratio," "Delinquency Trigger Ratio," "Dilution Horizon Ratio," "Dilution Ratio," "Dilution Reserve Percentage," "Dilution Volatility Component," "Expected Dilution Ratio," "Eligible Receivable," "Loss Horizon Ratio," "Loss Ratio," "Loss Reserve Percentage" or "Purchase Limit," or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

          (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions and Conduit may enter into amendments to modify any of the terms or provisions of Article XI, Article XII,
Section 14.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers and the Agent.

     Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this
Section 14.2. Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

     Section 14.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     Section 14.4 Protection of Ownership Interests of the Purchasers.

     (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time after the occurrence and during the continuance of a Servicer Default, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

     (b) If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and
(ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

     Section 14.5 Confidentiality.

     (a) Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and Conduit and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose such information to such Seller Party's and such Purchaser's external accountants, financial advisors and attorneys and as required by any applicable law (including, without limitation, applicable securities laws) or order of any judicial or administrative proceeding.

     (b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or Conduit by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

     Section 14.6 Bankruptcy Petition. (a) Seller, the Servicer, the Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Conduit, it will not institute against, or join any other Person in instituting against, Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     (b) The Servicer, the Agent and each Purchaser hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding Aggregate Unpaids, it will not institute against, or join any other Person in instituting against, Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 14.7 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of Conduit, the Agent or any Financial Institution, no claim may be made by any Seller Party or any other Person against Conduit, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

     Section 14.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY
SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

     Section 14.11 Integration; Binding Effect; Survival of Terms.

     (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to
Article V, (ii) the  indemnification  and payment  provisions  of Article X, and
(iii) Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

     Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

     Section 14.13 Bank One Roles. Each of the Financial Institutions acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for Conduit or any Financial Institution, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Conduit or any Financial Institution (collectively, the "Bank One Roles"). Without limiting the generality of this Section 14.13, each Financial Institution hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Conduit, and the giving of notice to the Agent of a mandatory purchase pursuant to Section 13.1.

     Section 14.14 Limitation on Recourse; Grant of Security Interest.

     (a) Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of any Seller Party or Originator or any other Person arising in connection with the Receivables, the Related Security, or the related Invoices, or any other obligations of any Seller Party or Originator.

     (b) In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller's right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

P&L RECEIVABLES COMPANY, LLC


By:  /s/ Joseph C. Meek
     ----------------------------------
Name: Joseph C. Meek
Title: Director and Assistant Treasurer

Address: P&L Receivables Company, LLC
         701 Market Street, Suite 700
         St. Louis, MO 63101
         Attn:  Joseph Meek
                Assistant Treasurer
         Phone: (314) 588-2794
         Fax:   (314) 588-2795


P&L Coal Holdings Corporation

By:  /s/ Steven F. Schaab
----------------------------------
Name: Steven F. Schaab
Title: Vice President and Treasurer

Address: P&L Coal Holdings Corporation
         701 Market Street, Suite 700
         St. Louis, MO 63101
         Attn:  Steven F. Schaab
                Vice President and Treasurer
         Phone: (314) 342-7575
         Fax:   (314) 342-7740

INTERNATIONAL SECURITIZATION CORPORATION


By:  /s/ Leo V. Loughead
----------------------------------
Name:  Leo V. Loughead
Title:  Authorized Signatory

Address: c/o Bank One, NA, as Agent
         Asset Backed Finance
         Suite IL1-0079, 1-19
         1 Bank One Plaza
         Chicago, Illinois  60670-0079
         Fax:  (312) 732-1844



BANK ONE, NA, as a Financial Institution and as Agent


By:  /s/ Leo V. Loughead
----------------------------------
Name:  Leo V. Loughead
Title:  Vice President

Address: Bank One, NA
         Asset Backed Finance
         Suite IL1-0596, 1-21
         1 Bank One Plaza
         Chicago, Illinois  60670-0596
         Fax:  (312) 732-4487
(a)

                                    EXHIBIT I

                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accrual Period" means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of April, 2000.

     "Acquisition Amount" means, on the date of any purchase from Conduit of one or more Purchaser Interests pursuant to Section 13.1, with respect to each Financial Institution, the lesser of (a) such Financial Institution's Pro Rata Share of the sum of (i) the lesser of (A) the Adjusted Liquidity Price of each such Purchaser Interest and (B) the Capital of each such Purchaser Interest and
(ii) all accrued and unpaid CP Costs for each such Purchaser Interest and (b) such Financial Institution's unused Commitment.

     "Adjusted Funded Amount" means, in determining the Conduit Transfer Price for any Purchaser Interest, an amount equal to the Adjusted Liquidity Price of each such Purchaser Interest.

     "Adjusted Liquidity Price" means an amount equal to:

        |---               |---           ---|   ---|
        |                  |      NDR        |      |
     RI |  (i) DC + (ii)   | -------------   |      |
        |                  |      1.06       |      |
        |---               |---           ---|   ---|

     where:

     RI  =  the  undivided  percentage  interest  evidenced  by  such  Purchaser
Interest.

     DC = the Deemed Collections.

     NDR = the Outstanding Balance of all Receivables as to which any payment, or part thereof, has not remained unpaid for 91 days or more from the original due date for such payment.

Each of the foregoing shall be determined from the most recent Weekly Report or Monthly Supplement, as the case may be, received from the Servicer.

     "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

     "Affected Financial Institution" has the meaning specified in Section 12.1(c).

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of securities, by contract or otherwise.

     "Agent" has the meaning set forth in the preamble to this Agreement.

     "Aggregate Capital" means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

     "Aggregate Reduction" has the meaning specified in Section 1.3.

     "Aggregate Reserves" means, on any date of determination, the sum of the Loss Reserve, the Yield and Servicing Reserve and the Dilution Reserve.

     "Aggregate Unpaids" means, at any time, an amount equal to the sum of all accrued and unpaid fees under the Fee Letter, CP Costs, Yield, Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.

     "Agreement" means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

     "Amortization Date" means the earliest to occur of (i) the Business Day immediately prior to the occurrence of an Amortization Event set forth in
Section 9.1(d)(ii), (ii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, (iii) the date of the Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement, (iv) the "Termination Date" as defined in the Receivables Contribution Agreement, or (v) the "Sale Termination Date" with respect to any Material Originator under the Receivables Sale Agreement.

     "Amortization Event" has the meaning specified in Article IX.

     "Assignment Agreement" has the meaning set forth in Section 12.1(b).

     "Authorized Officer" means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.

     "Bank One" means Bank One, NA in its individual capacity and its successors.

     "Broken Funding Costs" means for any Purchaser Interest which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned under Section 13.1 or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated (and the Purchasers agree to use reasonable efforts to maximize the proceeds of such investment). In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

     "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

     "Capital" of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

     "Change of Control" means: (a) with respect to P&L, the acquisition by any Person (other than a Principal), or two or more Persons (other than Principals) acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934) of 20% or more of the outstanding shares of voting securities of P&L, (b) with respect to Seller, P&L ceases to own, directly or indirectly, 100% of the outstanding membership interests of Seller, or (c) with respect to any Material Originator, P&L ceases to have beneficial ownership (as defined in clause (a)), directly or indirectly, of at least 75% of the outstanding shares of voting securities of such Material Originator.

     "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller's books as uncollectible, (iv) which has been identified by Seller as uncollectible or (v) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment.

     "Collection Account" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

     "Collection Account Agreement" means an agreement substantially in the form of Exhibit VI among an Originator, the Seller Parties, the Agent and a Collection Bank.

     "Collection Bank" means, at any time, any of the banks holding one or more Collection Accounts.

     "Collection Notice" means a notice, in substantially the form of Annex A to
Exhibit VI, from the Agent to a Collection Bank.

     "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

     "Commercial Paper" means promissory notes of Conduit issued by Conduit in the commercial paper market.

     "Commitment" means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from (a) Seller or (b) Conduit, in an amount equal to (i) in the aggregate, the amount set forth opposite such Financial Institution's name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section 13.6 hereof) and (ii) with respect to any individual purchase from Seller hereunder, its Pro Rata Share of the Purchase Price therefor.

     "Commitment Availability" means at any time the positive difference (if any) between (a) an amount equal to the aggregate amount of the Commitments at such time minus (b) the Aggregate Capital at such time.

     "Concentration Limit" means, at any time (without duplication):

     (a) for Ontario Power Generation, Inc., Ontario Hydro Services Company and their respective Affiliates, all considered as if they were one and the same Obligor, the lesser of (i) $8,000,000, and (ii) 5.00% of the aggregate Outstanding Balance of the Eligible Receivables;

     (b) for any other Obligor and its Affiliates, considered as if they were one and the same Obligor, 4.00% of the aggregate Outstanding Balance of the Eligible Receivables, or such higher amount (a "Special Concentration Limit") for such Obligor designated by the Agent; provided that the Agent may (and will, upon direction of the Required Financial Institutions) cancel any Special Concentration Limit upon not less than three (3) Business Days' notice to Seller;

     (c) for all Receivables of which the Obligor is a government or a governmental subdivision or agency (unless the Agent is satisfied that all steps have been taken to comply with the Federal Assignment of Claims Act of 1940 or any similar applicable state law), the lesser of (i) $35,000,000, and (ii) 20% of all Receivables, in each of the foregoing cases, for all such Receivables considered as if they were owing from one and the same Obligor, and

     (d) for all Receivables which by their terms are due and payable in 31-60 days of the original billing date therefor, an aggregate amount equal to the lesser of (i) $90,000,000, and (ii) 50% of all Receivables.

     "Conduit" has the meaning set forth in the preamble to this Agreement.

     "Conduit Residual" means the sum of the Conduit Transfer Price Reductions.

     "Conduit Transfer Price" means, with respect to the assignment by Conduit of one or more Purchaser Interests to the Agent for the benefit of one or more of the Financial Institutions pursuant to Section 13.1, the sum of (i) the lesser of (a) the Capital of each such Purchaser Interest and (b) the Adjusted Funded Amount of each such Purchaser Interest and (ii) all accrued and unpaid CP Costs for each such Purchaser Interest.

     "Conduit Transfer Price Deficit" has the meaning set forth in Section 13.5.

     "Conduit Transfer Price Reduction" means in connection with the assignment of a Purchaser Interest by Conduit to the Agent for the benefit of the Financial Institutions, the positive difference (if any) between (i) the Capital of such Purchaser Interest and (ii) the Adjusted Funded Amount for such Purchaser Interest.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

     "Contract" means, with respect to any Receivable, any and all contracts and agreements pursuant to which such Receivable arises other than any Invoice evidencing such Receivable.

     "CP Cost Billing Date" means the 5th Business Day of each calendar month hereafter.

     "CP Costs" means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Purchaser Interest of Conduit pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper, in each case to the extent allocated to the Capital of the Purchaser Interests hereunder. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by Conduit in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital.

     "Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of June 9, 1998, among P&L, as borrower, the several lenders from time to time parties thereto, Lehman Brothers Inc., as arranger, Lehman Commercial Paper Inc., as syndication agent, Bank of America National Trust & Savings Association and The Fuji Bank, Limited, each as a documentation agent and Bank One, NA (formerly known as The First National Bank of Chicago), as administrative agent, and shall include, except as otherwise expressly provided herein, such agreement as amended, restated and/or otherwise modified from time to time in accordance with the terms thereof.

     "Credit and Collection Policy" means P&L's credit and collection policies and practices relating to Contracts, Invoices and Receivables of any Originator existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

     "Cut-Off Date" means March 24, 2000 and the last day of each calendar month thereafter.

     "Deemed Collections" means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection (but only to the extent of the reduction or cancellation identified below) of a Receivable if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods, any discount or any adjustment or otherwise by any Seller Party or any Originator (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V were not true with respect to any Receivable at the time of initial purchase.

     "Default Fee" means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the greater of (i) $1,000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Prime Rate.

     "Defaulting  Financial  Institution"  has the  meaning set forth in Section
13.5.

     "Delinquency Trigger Ratio" means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (i) the sum of the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables as of such Cut-Off Date plus the aggregate Outstanding Balance of all Receivables that were written off during the Measurement Period ended on such Cut-Off Date, by
(ii) the aggregate  Outstanding  Balance of all  Receivables  as of such Cut-Off
Date.

     "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for more than 30 days from the original due date for such payment and which has not been written off as uncollectible.

     "Dilution Horizon Ratio" means, on any date of determination, an amount calculated by dividing (a) the aggregate cumulative sales generated by the Originators during the Measurement Period ended immediately prior to the Measurement Period in which the date of determination falls, by (b) the aggregate Outstanding Balance of all Eligible Receivables as of the most recent Cut-off Date.

     "Dilution Ratio" means a percentage equal to a fraction, the numerator of which is the total amount of decreases in Outstanding Balances of the Receivables due to Dilutions during the most recent Measurement Period, and the denominator of which is the amount of sales generated by the Originators during the Measurement Period one month prior to the most recent Measurement Period.

     "Dilution Reserve" means, on any date, an amount equal to the Dilution Reserve Percentage multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

     "Dilution Reserve Percentage" as of any Cut-Off Date means a percentage equal to the greater of (a) 3.00% and (b) the product of (i) the sum of (A) 2.25 times the Expected Dilution Ratio as of such Cut-Off Date, plus (B) the Dilution Volatility Component as of such Cut-Off Date, multiplied by (ii) the Dilution Horizon Ratio as of such Cut-Off Date.

     "Dilution Volatility Component" means an amount (expressed as a percentage) equal to the product of (i) the difference between (a) the highest Dilution Ratio over the past 12 Measurement Periods and (b) the Expected Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in
(i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

     "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of "Deemed Collections".

     "Discount Rate" means, the LIBO Rate or the Prime Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions.

     "Effective Date" means the Business Day on which all conditions precedent to the initial Incremental Purchase hereunder have been satisfied.

     "Eligible Receivable" means, at any time, a Receivable:

          (i) the Obligor of which (a) if a natural person, is a resident of the United States, (b) if a corporation or other business organization, is either Ontario Power Generation, Inc. or Ontario Hydro Services Company or is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States, and (c) is not an Affiliate of any of the parties hereto,

          (ii) the Obligor of which is not the Obligor of Receivables of which more than 25% are Delinquent Receivables, it being understood that solely for purposes of this clause (ii), the portion of each Receivable owing from the Salt River Project Agricultural Improvement and Power District which is subject to a bona fide dispute over equipment charges shall not constitute a Delinquent Receivable,

          (iii)  which  is  not  a   Charged-Off   Receivable  or  a  Delinquent
     Receivable,

          (iv) which by its terms is due and payable within 60 days of the original billing date therefor and has not had its payment terms extended,

          (v) which is an "account" within the meaning of Section 9-106 of the UCC of all applicable jurisdictions,

          (vi) which is denominated and payable only in United States dollars in the United States,

          (vii) which is evidenced by an internal or external Invoice issued pursuant to a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense (other than potential discharge in bankruptcy) (it being understood that only a portion of a Receivable equal to the amount of such offset, counterclaim or defense shall be deemed not to be an Eligible Receivable),

          (viii) which arises under a Contract that (A) by its terms or by virtue of Section 9-318(4) of the UCC of all applicable jurisdictions, does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights to payment thereunder and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Invoice evidencing such Receivable,

          (ix) which arises under a Contract that contains an obligation to pay a specified sum of money (subject to adjustments for quality and quantity of goods shipped), contingent only upon the sale of goods by an Originator,

          (x) which, together with the Contract and Invoice related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) in any material respect and with respect to which no part of the Contract or Invoice related thereto is in violation of any such law, rule or regulation in any material respect,

          (xi) which satisfies all applicable requirements of the Credit and Collection Policy,

          (xii) which was generated in the ordinary course of the applicable Originator's business,

          (xiii) which arises solely from the sale of goods to the related Obligor by an Originator, and not by any other Person (in whole or in part),

          (xiv) as to which the Agent has not notified Seller that the Agent has, in the reasonable business judgment of the Agent, determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable,

          (xv) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against P&L or any Originator (other than potential discharge in bankruptcy), any dispute or other Adverse Claim, and the Obligor thereon holds no right as against P&L or any Originator to cause P&L or any Originator to repurchase the goods the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract) (it being understood that only the portion of a Receivable equal to the amount of such set-off, counterclaim, defense, dispute, Adverse Claim or repurchase right shall be deemed not to be an Eligible Receivable),

          (xvi) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor, and

          (xvii) all right, title and interest to and in which has been validly transferred by an Originator to P&L under and in accordance with the Receivables Sale Agreement, and validly contributed by P&L directly to Seller under and in accordance with the Receivables Contribution Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Excess Concentration Balance" means, as of any date, the sum of the amounts by which the aggregate Outstanding Balance of Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor.

     "Expected Dilution Ratio" means, on any date of determination: (a) at all times prior to April 30, 2000, the 11-month rolling average of the Dilution Ratio for the 11 Measurement Periods then most recently ended, and (b) at all times thereafter, the 12-month rolling average of the Dilution Ratio for the 12 Measurement Periods then most recently ended.

     "Extension Fee" has the meaning set forth in Section 1.5.

     "Extension Request" has the meaning set forth in Section 1.5.

     "Facility Account" means Seller's Account No. 10-44403 at Bank One.

     "Facility Termination Date" means the earliest of (i) the Liquidity Termination Date and (ii) the Amortization Date.

     "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

     "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means that certain letter agreement dated as of the date hereof among Seller, P&L and the Agent, as it may be amended or modified and in effect from time to time.

     "Finance Charges" means, with respect to any Invoice, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Invoice.

     "Financial Institutions" has the meaning set forth in the preamble in this Agreement.

     "Funding Agreement" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of Conduit.

     "Funding Source" means (i) any Financial Institution or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Conduit in connection with this Agreement (either alone or together with other similar facilities).

     "GAAP" means generally accepted accounting principles in effect in the United States of America as in effect from time to time.

     "Incremental Purchase" means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

     "Independent Director" means a member of the Board of Directors of Seller who is not at such time, and has not been at any time during the preceding five
(5) years, (A) a director, officer, employee, member, manager or affiliate of Seller, P&L, or any of their respective Subsidiaries or Affiliates (other than Seller), or (B) the beneficial owner (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding equity interests of Seller, P&L, or any of their respective Subsidiaries or Affiliates, having general voting rights.

     "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of March 31, 2000, by and between the Agent and Bank One, NA, in its capacity as administrative agent under the Credit Agreement, as such Intercreditor Agreement may be amended, restated and/or otherwise modified from time to time in accordance with the terms thereof.

     "Invoice" means the invoice evidencing any Receivable.

     "LIBO Rate" means the rate per annum equal to the sum of (i) (a) the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) 2.25% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

     "Liquidity Termination Date" means March 29, 2001, as extended from time to time pursuant to the terms hereof.

     "Lock-Box" means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

     "Loss Horizon Ratio" means, on any date of determination, an amount calculated by dividing (a) the aggregate cumulative sales generated by the Originators during the two (2) Measurement Periods ended immediately prior to the Measurement Period in which the date of determination falls, by (b) the aggregate Outstanding Balance of all Eligible Receivables as of the most recent Cut-off Date.

     "Loss Ratio" means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the aggregate amount of Receivables as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment, as of such Cut-Off Date and which has not been written off as uncollectible, by (y) the aggregate sales generated by the Originators during the Measurement Period occurring four (4) months prior to the Measurement Period ending on such Cut-Off Date.

     "Loss Reserve" means, on any date, an amount equal to the Loss Reserve Percentage multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

     "Loss Reserve Percentage" as of any Cut-Off Date means a percentage equal to the greater of (a) 12% and (b) the product of (i) 2.25 times the highest three-month rolling average Loss Ratio during the most recent 12 Measurement Periods and (ii) the Loss Horizon Ratio.

     "Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of Seller, (ii) the ability of any Seller Party to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document,
(iv) any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

     "Material Originator" means any of the following at any time, so long as such Person is an Originator: (i) Peabody COALSALES Company, a Delaware corporation, (ii) Powder River Coal Company, a Delaware corporation, (iii) Peabody Western Coal Company, a Delaware corporation, (iv) Peabody Coal Company, a Delaware corporation, and (v) any other Originator now or hereafter party to the Receivables Sale Agreement whose Receivables represent 15% or more of the aggregate Receivables originated by the Originators in any calendar month during the immediately preceding 12 Measurement Periods.

     "Measurement Period" means a calendar month.

     "Monthly Supplement" means a report, in substantially the form of Annex A to Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

     "Net Receivables Balance" means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the Excess Concentration Balances at such time.

     "Non-Defaulting Financial Institution" has the meaning set forth in Section 13.5.

     "Non-Renewing Financial Institution" has the meaning set forth in Section 13.6(a).

     "Obligations" shall have the meaning set forth in Section 2.1.

     "Obligor" means a Person obligated to make payments pursuant to an Invoice.

     "Originators" means, collectively, (a) Big Sky Coal Company, a Delaware corporation, (b) Caballo Coal Company, a Delaware corporation, (c) Eastern
Associated Coal Corp., a West Virginia corporation, (d) Peabody COALSALES Company, a Delaware corporation, (e) Peabody Coal Company, a Delaware corporation, (f) Peabody Western Coal Company, a Delaware corporation, (g) Powder River Coal Company, a Delaware corporation, (h) Seneca Coal Company, a Delaware corporation, and (i) Pine Ridge Coal Company, a Delaware corporation, as the same may be modified by adding new Originators or removing Originators, in each case with the prior written consent of Agent.

     "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

     "Participant" has the meaning set forth in Section 12.2.

     "Past Due Trigger Ratio" means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the aggregate amount of Receivables that are 1-30 days past due as of such Cut-Off Date, by (y) the aggregate Outstanding Balance of all Receivables as of such Cut-Off Date.

     "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "PHC" means Peabody Holding Company, Inc., a New York corporation, and its successors.

     "Pooled Commercial Paper" means Commercial Paper notes of Conduit subject to any particular pooling arrangement by Conduit, but excluding Commercial Paper issued by Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Conduit.

     "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

     "Potential Servicer Default" means an event which, with the passage of time or the giving of notice, or both, would constitute a Servicer Default.

     "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "Principal" means Lehman Brothers Merchant Banking Partners II L.P., any of its Affiliates and any executive officers of P&L as of the Effective Date.

     "Pro Rata Share" means, for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by (ii) the aggregate amount of all Commitments of all Financial Institutions hereunder, adjusted as necessary to give effect to the application of the terms of Sections
13.5 or 13.6.

     "Proposed Reduction Date" has the meaning set forth in Section 1.3.

     "Purchase Limit" means $100,000,000 or such other amount as may from time to time be agreed upon by Seller and the Purchasers.

     "Purchase Notice" has the meaning set forth in Section 1.2.

     "Purchase Price" means, (a) with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Weekly Report or Monthly Supplement, as applicable, taking into account such proposed Incremental Purchase and (b) with respect to any other Purchaser Interest, the amount allocated thereto in accordance with the terms of this Agreement.

     "Purchaser Interest" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

                                        C
                             ----------------------
                                    NRB - AR

     where:

     C = the Capital of such Purchaser Interest.

     AR = the Aggregate Reserves.

     NRB = the Net Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the Business Day immediately preceding the Amortization Date shall remain constant at all times thereafter.

     "Purchasers" means Conduit and each Financial Institution.

     "Purchasing Financial Institution" has the meaning set forth in Section 12.1(b).

     "Receivable" means all indebtedness and other obligations owed to any Originator (before giving effect to any transfer or conveyance under the Receivables Sale Agreement, the Receivables Contribution Agreement or hereunder), as such indebtedness and other obligations may be adjusted from time to time, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of coal by an Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor, the applicable Originator, P&L or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

     "Receivables   Contribution   Agreement"  means  that  certain  Receivables
Contribution Agreement, dated as of March 31, 2000, between P&L and Seller, as the same may be amended, restated or otherwise modified from time to time.

     "Receivables Sale Agreement" means that certain Receivables Sale Agreement, dated as of March 31, 2000, among the Originators and P&L, as the same may be amended, restated or otherwise modified from time to time.

     "Records" means, with respect to any Receivable, all Invoices and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights, but excluding the Contracts) relating to such Receivable, any Related Security therefor and the related Obligor.

     "Reduction Notice" has the meaning set forth in Section 1.3.

     "Reduction Percentage" means, for any Purchaser Interest acquired by the Financial Institutions from Conduit for less than the Capital of such Purchaser Interest, a percentage equal to a fraction the numerator of which is the Conduit Transfer Price Reduction for such Purchaser Interest and the denominator of which is the Capital of such Purchaser Interest.

     "Regulatory Change" has the meaning set forth in Section 10.2(a).

     "Reinvestment" has the meaning set forth in Section 2.2.

     "Related Security" means, with respect to any Receivable:

     (i) all of Seller's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by an Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

     (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract or Invoice related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

     (iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract or Invoice related to such Receivable or otherwise,

     (iv) all Records related to such Receivable,

     (v) all of Seller's right, title and interest in, to and under the Receivables Contribution Agreement and Receivables Sale Agreement in respect of such Receivable, and

     (vi) all proceeds of any of the foregoing;

provided, however, that in no event shall "Related Security" include any right, duty or obligation under any Contract other than that the right to receive payments thereunder (and any collateral for, guaranty of or letter of credit, surety bond or other credit support for any such payment right).

     "Required Capital Amount" means, at any time, 3.00% of the Purchase Limit.

     "Required   Financial   Institutions"   means,   at  any  time,   Financial
Institutions with Commitments in excess of 66-2/3% of the Purchase Limit.

     "Required Notice Period" means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

     Aggregate Reduction        Required Notice Period
     -------------------        ----------------------
     < $100,000,000             2 Business Days
     $100,000,000 +             5 Business Days

     "Response Date" has the meaning set forth in Section 1.5.

     "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any membership interests of Seller now or hereafter outstanding, except a dividend payable solely in membership interests of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any membership interests of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to any indebtedness for borrowed money or similar obligation not constituting part of the Obligations or the Aggregate Unpaids, (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to P&L or its Affiliates in reimbursement of actual management services performed).

     "Seller" has the meaning set forth in the preamble to this Agreement.

     "Seller Parties" has the meaning set forth in the preamble to this Agreement.

     "Servicer"  means at any time the  Person  (which  may be the  Agent)  then
authorized  pursuant  to  Article  VIII  to  service,   administer  and  collect
Receivables.

     "Servicer Default" means the occurrence of any one or more of the following events:

          (a) The Servicer shall fail (i) to make any payment or deposit required hereunder when due and, for any such payment or deposit which is not in respect of Capital, such failure continues for one (1) Business Day, or (ii) to perform or observe any term, covenant or agreement hereunder in any material respect (other than as referred to in clause (i) of this paragraph (a) and paragraph (e) of this definition) and such failure shall continue for three (3) consecutive Business Days;

          (b) Any representation, warranty, certification or statement made by the Servicer in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made;

          (c) The occurrence of any Event of Default under and as defined in the Credit Agreement as in effect on the date of this Agreement (regardless of whether the same remains in effect) and as hereafter amended or otherwise modified from time to time in accordance with the terms thereof; provided, however, that no amendment, waiver or modification of any provision of
     Section 6, 7 or 8 of such Credit Agreement (or of any defined term used in any such provision) shall be effective for purposes of this clause (c) unless Bank One, NA has expressly consented thereto;

          (d) The Servicer shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against the Servicer seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any such proceedings instituted against the Servicer, such proceedings shall remain undismissed for 60 consecutive calendar days, or
     (iii) the Servicer shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d);

          (e) A Change of Control shall occur with respect to the Servicer;

          (f) (i) One or more final judgments for the payment of money in an amount in excess of $25,000,000, individually or in the aggregate, shall be entered against the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution;

          (g) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Servicer (subject to the exceptions set forth in Section 5.1(f));

          (h) The occurrence of any Amortization Event; or

          (i) Any occurrence which results in a material adverse effect on (i) the financial condition or operations of Servicer and its Subsidiaries taken as a whole, (ii) the ability of Servicer to perform its obligations under this Agreement or (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document for which Servicer has obligations.

     "Servicing Fee" has the meaning set forth in Section 8.6.

     "Settlement Date" means (A) Thursday of each week hereafter (or, if such day is not a Business Day, the next succeeding Business Day), and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Seller.

     "Termination Date" has the meaning set forth in Section 2.2.

     "Termination Percentage" has the meaning set forth in Section 2.2.

     "Terminating Financial Institution" has the meaning set forth in Section 13.6(a).

     "Terminating Tranche" has the meaning set forth in Section 4.3(b).

     "Tranche Period" means, with respect to any Purchaser Interest held by a Financial Institution:

     (a) if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Agent and Seller, commencing on a Business Day selected by Seller or the Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

     (b) if Yield for such Purchaser Interest is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Seller (provided that no such period shall exceed one month).

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the Agent.

     "Transaction Documents" means, collectively, this Agreement, each Purchase Notice, the Receivables Contribution Agreement, the Receivables Sale Agreement, the Intercreditor Agreement, each Collection Account Agreement, the Fee Letter, the Subordinated Notes (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

     "Weekly Report" means a report, in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

     "Yield" means for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

     "Yield and Servicing Reserve" means, on any date, an amount equal to 2% multiplied by the Outstanding Balance of all Eligible Receivables as of the close of business of the Servicer on such date.

     "Yield Payment Date" means with respect to each Purchaser Interest of the Financial Institutions accruing Yield, the last day of the applicable Tranche Period; provided that as to any Tranche Period of more than three months, Yield shall be payable at three-month intervals.

     All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.